EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to June 30                                                 1998
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Earnings:
  Income from continuing operations.........................         $282,691
  Add income taxes..........................................          132,438
                                                                     ________
    Income from continuing operations before income taxes...          415,129
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................            2,066
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    Subtotal................................................          417,195
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          106,924
    Other interest expense..................................            9,430
    Portion of rentals deemed to be representative
      of the interest factor................................            9,736
    Fixed charges associated with 50% projects with debt....            1,523
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TOTAL FIXED CHARGES.........................................          127,613
                                                                     ________
TOTAL EARNINGS..............................................         $544,808
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RATIO OF EARNINGS TO FIXED CHARGES..........................             4.27
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